Filed Pursuant to Rule 424(b)(5)

File No. 333-291260

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 21, 2025)

NextTrip, Inc.

Up to $6,500,000

Common Stock

We have entered into a sales agreement with Titan Partners Securities LLC (the “Agent”) relating to the issuance and sale of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our comment stock under this prospectus supplement and the accompanying prospectus having an aggregate offering price of up to $6,500,000 from time to time through the Agent.

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “NTRP.” On August 24, 2026, the closing sale price of our common stock on Nasdaq was $1.27 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates is $19,925,951 million based on 15,086,101 shares of outstanding common stock, of which 9,267,884 shares are held by non-affiliates, and a per share price of $2.15, which was the highest closing sale price of our common stock as quoted on the Nasdaq Capital Market within 60 days preceding the filing of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement and the accompanying prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Sales of shares of our common stock under this prospectus supplement and the accompanying prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.

The Agent is not required to sell any specific number or dollar amount of shares of our common stock. The Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The Agent will be entitled to compensation under the terms of the sales agreement at a commission rate equal to 3.5% of the gross proceeds of the sales price of common stock that they sell. The net proceeds from any sales under this prospectus supplement and the accompanying prospectus will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of common stock on our behalf, the Agent may be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.

We are a “smaller reporting company” as defined under the federal securities laws and, under applicable SEC rules, we have elected to comply with certain reduced public company reporting and disclosure requirements.

Investing in our securities is highly speculative and involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-6 of this prospectus supplement, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Titan Partners

The date of this prospectus supplement is August 31, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement.

This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospective supplement for any sale of securities.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $75 million from time to time at prices and on terms to be determined by market conditions at the time of offering.

This prospectus supplement describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date —for example, a document incorporated by reference into this prospectus supplement —the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the sales agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agents are not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references to “us,” “our,” “NextTrip,” “we,” the “Company” and similar designations refer to NextTrip, Inc. and its subsidiaries. Our logo, trademarks and service marks are the property of NextTrip, Inc. and its consolidated subsidiaries. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections included or incorporated by reference herein entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed in the “Risk Factors” section of this prospectus supplement, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

Risks Associated with Our Business

Our revenue is derived from the global travel industry, and a prolonged or substantial decrease in global travel, particularly air travel, could adversely affect our operating results.

We need additional capital, which may not be available on commercially acceptable terms, if at all, which raises questions about our ability to continue as a going concern.

We are not profitable and may never become profitable.

We have outstanding indebtedness, which could adversely affect our business and financial condition.

If distributors are unable to drive customers to our websites and/or we are unable to drive visitors to our websites, from search engines or otherwise, this could negatively impact transactions on the websites of our distributors as well as our own websites and consequently cause our travel revenue to decrease.

Unfavorable changes in, or interpretations of, government regulations or taxation of the evolving product offerings, Internet and e-commerce industries could harm our travel division operating results.

If we are not able to maintain and enhance our NextTrip brand and the brands associated with each of our platforms, our reputation and business may suffer.

Our long-term success depends, in part, on our ability to expand traveler bases outside of the United States and, as a result, our business is susceptible to risks associated with international operations.

The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors.

If we are unable to introduce new or upgraded products, services or features that distributors, travelers or agents recognize as valuable, we may fail to: drive additional travelers to our websites, retain existing distributors, and/or attract new distributors. Our efforts to develop new and upgraded services and products could require us to incur significant costs.

We are exposed to fluctuations in currency exchange rates.

If we fail to protect confidential information against security breaches, or if distributors or travelers are reluctant to use our online marketplace because of privacy or security concerns, we might face additional costs, and activity on our websites could decline.

S-1

Cyber-attacks and system vulnerabilities could lead to sustained service outages, data loss, reduced revenue, increased costs, liability claims, or harm to our competitive position.

If our systems cannot cope with the level of demand required to service our consumers and accommodations, we could experience unanticipated disruptions in service, slower response times, decreased customer service and customer satisfaction, and delays in the introduction of new services.

Loss or material modification of our credit card acceptance privileges could have a material adverse effect on our business and operating results.

We currently rely on a small number of third-party service providers to host and deliver a significant portion of our services, and any interruptions or delays in services from these third parties could impair the delivery of our services and harm our business.

If we do not adequately protect our intellectual property, our ability to compete could be impaired.

We may be subject to claims that we violated intellectual property rights of others, which are extremely costly to defend and could require us to pay significant damages and limit our ability to operate.

If the businesses and/or assets that we have acquired or invested in do not perform as expected or we are unable to effectively integrate acquired businesses, our operating results and prospects could be harmed.

Failure to obtain adequate insurance coverage could put us at risk for uninsured losses.

We are dependent on key personnel, and the loss of any of these individuals could harm our business.

Our Bylaws contain provisions for indemnifying our officers and directors.

Our operating costs could be significantly higher than we expect, and this could reduce our future profitability.

Risks Related to Our Securities

The price of our securities is subject to volatility related or unrelated to our operations, which could result in substantial losses for our stockholders.

We could be subject to securities class action litigation.

Historically, there has been a limited trading market in our common stock, and you may therefore have difficulty selling your securities at a price that you determine is satisfactory.

If we are unable to comply with the continued listing requirements of the Nasdaq Capital Market, our common stock could be delisted, which could affect our common stock’s market price and liquidity and reduce our ability to raise capital.

You may experience significant dilution as a result of future equity offerings or the conversion of outstanding shares of our convertible preferred stock.

Our outstanding warrants may result in further dilution to our stockholders.

We do not intend to pay dividends on our common stock, and your ability to achieve a return on your investment will depend on appreciation in the market price of our securities.

If securities or industry analysts do not publish research or reports about us, or if they issue adverse or misleading opinions regarding us or our securities, the market price of our securities and their trading volume could decline.

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Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

If we fail to maintain effective internal control over financial reporting, the market price of our securities may be adversely affected.

Provisions in our Charter and Bylaws could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

We could issue one or more additional series of shares of preferred stock with the effect of diluting existing stockholders and impairing their voting and other rights.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections included or incorporated by reference in this prospectus supplement. You should thoroughly read this prospectus supplement and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement and the documents we have filed as exhibits to the registration statement, of which this prospectus supplement forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus supplement, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Our Company

Business Overview

We are a technology-forward travel and media company operating at the intersection of premium content and travel commerce. We believe the travel industry is undergoing a structural shift toward video-led discovery, personalized planning, and seamless booking experiences, where consumers increasingly move from inspiration to transaction within connected digital environments. Our strategy is designed to capture this shift.

We combine premium travel content, global audience reach, proprietary booking technology, and concierge-supported travel services into a unified ecosystem designed to guide consumers across the full travel journey—from inspiration and discovery to planning, booking, and servicing.

We market our travel services through several core brands, including NextTrip Vacations (direct-to-consumer leisure travel), Five Star Alliance (luxury hotel and cruise bookings), and TA Pipeline (groups travel). Our specialty platforms include PayDlay (a deferred payment booking option), the Groups Platform (for destination weddings, conferences, and conventions), and the Travel Agent Platform. Our Media segment properties—JOURNY.tv, GoUSA TV content and platforms, the KCGM Joint Venture across Southeast Asia, and Travel Magazine—provide destination content designed to drive high-intention traffic into our Travel segment booking platforms and generate independent advertising revenue.

Because we are at an early stage of commercial development and have only nominal revenues to date, our ability to implement our business plan depends on our ability to successfully expand our supplier relationships, attract customers, and secure adequate capital to fund marketing and future product development. There can be no assurance that we will be able to do so.

Recent Developments

On July 21, 2026, we entered into a Securities Purchase Agreement with Lind Global Fund III LP pursuant to which we received $4,000,000 in funding in exchange for a Senior Secured Convertible Promissory Note in the principal amount of $4,600,000 and a warrant for the purchase of 1,030,928 shares of our common stock.

S-4

THE OFFERING

Common Stock Offered by Us:	Shares of our common stock having an aggregate offering price of up to $6,500,000

Common Stock to be Outstanding after the Offering	Up to 20,204,211 shares of common stock, assuming the sale of 5,118,110 shares of common stock at an assumed sales price of $1.27 per share, which was the closing price of our common stock on the Nasdaq Capital Market on August 24, 2026. The actual number of shares issued in this offering will vary depending on the number of shares sold in this offering, if any, and the sales price at which shares may be sold from time to time during this offering.

Manner of Offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act that may be made from time to time through our Agent. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from these sales for working capital and other general corporate purposes, which may include funding acquisitions or investments in businesses, products or technologies that are complementary to our own.

Risk Factors	An investment in our securities is highly speculative and subject to substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement, including the risk factors incorporated by reference from our filings with the SEC.

Transfer Agent and Registrar	Equiniti Trust Company LLC
Nasdaq Capital Market Symbol	NTRP

The discussion and table above are based on 15,086,101 shares of common stock outstanding as of August 24, 2026, and excludes the following securities as of that date:

●	939,825 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $4.35 per share;

●	5,547,899 shares of common stock reserved for future issuance pursuant to the NextTrip, Inc. 2023 Equity Incentive Plan (the “2024 Equity Incentive Plan”); and

●	6,047,861 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $4.05 per share.

●	2,371,135 shares of common stock issuable upon the conversion of a senior secured promissory note at an initial conversion price of $3.88 per share.

●	153,673 shares of common stock issuable upon the conversion of 150,316 shares of convertible preferred stock.

S-5

RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and the prospectus and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended February 28, 2026, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

You may experience immediate and substantial dilution as a result of this offering.

The offering price per share in this “at the market” offering program may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 5,118,110 shares of our common stock are sold under the program at a price of $1.27 per share pursuant to this prospectus supplement, which was the last reported sale price of our common stock on The Nasdaq Capital Market on August 24, 2026, for aggregate net proceeds of $6,065,900 after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $1.08 per share, representing a difference between our as adjusted net tangible book value per share as of May 31, 2026 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options or warrants may result in further dilution of your investment. See the section entitled “Dilution” on page S-8 of this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We may issue up to ten million dollars of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock. This could impair our ability to raise capital through the sale of additional equity securities.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the sales agreement. The number of shares that are sold through the Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the Lead Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales. Further, we are not obligated to sell any shares under the sales agreement, so you should not invest in our securities in reliance on the fact that we will actually raise new capital via the at the market sales program covered by this prospectus supplement.

The common stock offered hereby will be sold in an “at the market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $6,500,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold, if any, and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the sales agent. We intend to use the net proceeds of this offering, if any, for working capital and other general corporate purposes, which may include funding acquisitions or investments in businesses or products that are complementary to our own and reducing indebtedness.

However, the nature, amounts and timing of our actual expenditures from the proceeds of this offering may vary significantly depending on numerous factors. For example, we may also elect to use proceeds from this offering to acquire complimentary products or businesses, although we are not a party to any letters of intent or definitive agreements for any such acquisition. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on May 31, 2026 was approximately $(2.4 million), or $(0.16) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of shares of our common stock in the aggregate amount of $6,500,000 million in this offering at an assumed offering price of $1.27 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on August 24, 2026, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of May 31, 2026 would have been approximately $3.7 million, or $0.19 per share of common stock. This represents an immediate increase in net tangible book value of 0.35 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.08 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$1.27
Net tangible book value per share as of May 31, 2026	$(0.16)
Increase per share attributable to new investors	$0.35
Net tangible book value per share after giving effect to this offering	$0.19
Dilution per share to new investors		$1.08

The table above assumes, for illustrative purposes, that an aggregate of 5,118,110 shares of our common stock are sold at a price of $1.27 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on August 24, 2026 for aggregate net proceeds of $6,065,900 million. The shares sold in this offering, if any, will be sold from time to time at various prices. The information discussed above is illustrative only and will adjust based on the actual offering price, the actual number of shares of common stock sold in this offering, and other terms of this offering determined at pricing.

The above discussion and table are based on 15,086,101 shares of our common stock outstanding as of August 24, 2026 and excludes, as of that date:

●	939,825 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $4.35 per share;

●	5,547,899 shares of common stock reserved for future issuance pursuant to the NextTrip, Inc. 2023 Equity Incentive Plan (the “2024 Equity Incentive Plan”); and

●	6,047,861 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $4.05 per share.

●	2,371,135 shares of common stock issuable upon the conversion of a senior secured promissory note at an initial conversion price of $3.88 per share.

●	153,673 shares of common stock issuable upon the conversion of 150,316 shares of convertible preferred stock.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution.

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DESCRIPTION OF THE COMMON STOCK

As of August 24, 2026, there were 15,086,101 shares of common stock outstanding, held of record by approximately 7,473 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, which means that the holders of a majority of our shares of common stock voted can elect all of the directors then standing for election.

Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Liquidation Rights

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock outstanding at that time after payment of other claims of creditors.

Anti-Takeover Effects of Certain Provisions of Nevada Law

Effect of Nevada Anti-takeover Statute. We are subject to Section 78.438 of the Nevada Revised Statutes, an anti-takeover law. In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of two years following the date that the stockholder became an interested stockholder, unless prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, or if after the date that the stockholder becomes an interested stockholder the business combination is approved by the board of directors and by 60% of the voting power of all disinterested stockholders at either an annual or special meeting of the stockholders of the corporation. Section 78.439 provides that business combinations after the two-year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless either approved by the corporation’s directors before the stock acquisition, or by a majority of the disinterested stockholders or unless the price and terms of the transaction meet other criteria set forth in the statute.

Section 78.416 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is an affiliate or associate of the interested stockholder;

●	any sale, transfer, pledge or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to 5% or more of all of the assets of the corporation or 5% or more of the value of the outstanding shares of the corporation or represent 10% or more of the earning power of the corporation;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder, with a market value of 5% or more of the value of the outstanding shares of the corporation;

●	the adoption of a plan of liquidation proposed by or under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;

●

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of voting shares of securities convertible into voting shares of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

●	the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit, except proportionately as a stockholder of the corporation, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

S-9

Control Share Acquisitions. Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation’s then outstanding voting securities: (i) twenty percent or more but less than thirty-three percent; (ii) thirty-three percent or more but less than fifty percent; or (iii) fifty percent or more. The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities. These provisions do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or made in connection with certain mergers or reorganizations.

Indemnification of Directors and Officers

Neither our articles of incorporation, nor our amended and restated bylaws, prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

S-10

Our amended and restated bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

We have entered into agreements with our officers and directors that provide contractual indemnification in addition to the indemnification provided for in our articles of incorporation and amended and restated bylaws.

We do not currently carry directors’ and officers’ insurance. However, we may in the future purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Listing

Shares of our common stock are listed on the Nasdaq Capital Market under the symbol “NTRP”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation.

S-11

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Titan Partners Securities LLC (the “Agent”) on August 31, 2026. Under the terms of the sales agreement, we may offer and sell up to $6,500,000 of shares of our common stock under this prospectus supplement (the “Offering”), from time to time through the Agent as sales agent. Sales of shares of our common stock, if any, under this prospectus supplement may be made at market prices and by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. We may instruct the Agent not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of common stock upon notice and subject to other conditions.

The Agent will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and the Agent. Each time we wish to issue and sell common stock under the sales agreement, we will notify the Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice or we subsequently terminate the placement notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws and regulations and the rules of Nasdaq, to sell such shares up to the amount specified on such terms. The obligations of the Agent under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Agent commissions for its services in acting as agent in the sale of our common stock at a rate equal to 3.5% of the gross sale price per share sold. In addition, the Company is party to an engagement agreement with Craft Capital Management LLC (the “Prior Placement Agent”), pursuant to which, among other things, the Prior Placement Agent was granted certain exclusive rights to act as placement agent for offerings of the Company’s securities. The Prior Placement Agent has agreed to waive such exclusivity with respect to the offer and sale of the shares of our common stock under the sales agreement and this prospectus supplement and the accompanying prospectus in consideration of a fee equal to 2.0% of the aggregate gross proceeds received by the Company from each sale of shares during the nine months commencing on the date of this prospectus. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to the Agent under the sales agreement, will be approximately $41,600. We have also agreed to reimburse the Agent for its reasonable out-of-pocket expenses, including attorney’s fees, for this Offering, in an amount not to exceed $35,000, in addition to up to $5,000 per quarterly due diligence update session for the Agent’s’ counsel’s fees.

Settlement for sales of common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

This offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the sales agreement and (2) the termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving five days’ prior notice to the Agent. The Agent may terminate the sales agreement as to themselves under the circumstances specified in the sales agreement and in their sole discretion at any time by giving five days’ prior notice to us.

The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they have received and may in the future receive customary fees.

The prospectus supplement for the offering in electronic format may be made available on websites maintained by the Agent and the Agent may deliver the prospectus supplement electronically. To the extent required by Regulation M, the Agent will not engage in any market making activities or stabilizing activities involving our common stock while the offering is ongoing under this prospectus supplement.

The shares of common stock sold in the offering will be listed for trading on Nasdaq under the trading symbol “NTRP.”

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part and is incorporated by reference in this prospectus supplement.

S-12

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon for us by TroyGould PC, Los Angeles, California, Titan Partners Securities LLC is being represented in connection with this offering by Alston & Bird LLP.

EXPERTS

The consolidated financial statements of NextTrip, Inc. as of February 28, 2026 and 2025 and for the years then ended included in this prospectus supplement have been so included in reliance on the reports of Haynie & Company, an independent registered public accounting firm, which have been incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

S-13

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus information that we have filed with the SEC under the Commission File No. 001-38015. This means we can disclose important information to you without actually including the specific information in this prospectus by referring you to SEC filings that contain that information. The information incorporated by reference is considered to be a part of this prospectus, provided that it will be automatically updated and superseded by information that we file later with the SEC. This prospectus incorporates by reference the documents listed below:

●	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, as filed with the SEC on May 29, 2025;

●	Our Quarterly Report on Form 10-Q, as filed with the SEC on July 15, 2026;

●	Our Current Reports on Form 8-K, as filed with the SEC on June 4, 2026, June 15, 2026, July 1, 2026, July 15, 2026, July 17, 2026, July 22, 2026, August 4, 2026, August 6, 2026, and August 27, 2026.

●	Our Proxy Statement on Form 14A, as filed with the SEC on October 1, 2025;

●	the description of the Common Stock incorporated by reference to our Registration Statement on Form 8-A that was filed with the SEC on February 14, 2017, including any amendment or report filed for the purpose of updating such description, and Exhibit 4.23 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2025; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02, 7.01 or 9.01 of a Current Report on Form 8-K) (a) after the initial filing date of the registration statement of which this prospectus supplement is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus supplement have been sold or that deregisters the securities covered by this prospectus supplement then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus supplement, commencing on the date on which the document is filed.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by writing or telephoning us at the following address:

NextTrip, Inc.

1560 Sawgrass Corporate Parkway, Suite 400

Sunrise, Florida 33323

(954) 526-9688

Information about us is also available at our website at https://www.synergychc.com. However, the information in our website is not a part of this prospectus supplement and is not incorporated by reference.

S-14

PROSPECTUS

NEXTTRIP, INC.

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell up to an aggregate amount of $75,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions. We may sell the securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents, and any fees, discounts or other compensation payable to them will be set forth in the applicable prospectus supplement accompanying this prospectus.

We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on The Nasdaq Capital Market under the symbol “NTRP”. On November 19, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.85 per share. As of November 19, 2025, the aggregate market value of our outstanding shares of Common Stock held by non-affiliates was $25,721,573 based on 12,299,482 shares of common stock outstanding, of which 6,680,928 shares were held by non-affiliates on such date, and based on a closing sale price of our common stock of $3.85 per share on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding 1/3 of our public float in any 12-month period so long as our public float remains below $75,000,000.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale by us will also be included in a prospectus supplement.

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 13 of this prospectus and in any applicable prospectus supplement and free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement or free writing prospectuses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $75,000,000 of shares of our common stock (“Common Stock”), preferred stock (“Preferred Stock”), various series of debt securities, rights to purchase shares of our Common Stock or Preferred Stock, and/or warrants to purchase any such securities, either individually or as units comprised of a combination of one or more of the other securities .

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference”, before buying any of the securities being offered.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to the terms “NextTrip”, “we”, “us”, “our” or the “Company” or other similar terms refer, collectively, to NextTrip, Inc., unless we state otherwise or the context indicates otherwise.

When we refer to “you”, we mean the potential holders of the applicable series of securities.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference includes forward-looking statements within the meaning of Section 27A of the Securities Act, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For this purpose, any statements contained herein, other than statements of historical fact, may be forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including any statements about our future performance, business, financial condition, strategic transactions (including mergers, acquisitions and management services agreements), sources of revenue, operating results, plans, objectives, expectations and intentions; any statements regarding future economic conditions; and any statements of belief or assumptions including underlying any of the foregoing. In this prospectus and the information incorporated herein by reference, words such as “anticipate”, “believe”, “estimate”, and variations of such words or similar expressions are used to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. These risks are described in greater detail in the section entitled “Risk Factors” of this prospectus. Many of these factors that will determine actual results are beyond our ability to control or predict. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, any forward-looking statements in this prospectus represent our views only as of the date of this prospectus and should not be relied upon as representing our views as of any subsequent date. We anticipate that subsequent events and developments will cause its views to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, except as may be required by law, whether as a result of new information, future events or otherwise. Our forward-looking statements generally do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Refer to the section entitled “Risk Factors” of this prospectus, and any other risk factors set forth in any accompanying prospectus supplement and in any information incorporated by reference in this prospectus or any accompanying prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements, as well as any other risk factors and cautionary statements described in the documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Definitive Proxy Statements on Schedule 14A and Current Reports on Form 8-K, including sections therein titled “Risk Factors” and “Note About Forward-Looking Statements”, respectively. See “Information Incorporated by Reference” in this prospectus.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision in our securities. Before investing in our securities, you should carefully read this prospectus, any applicable prospectus supplement, and any documents incorporated by reference, including the information contained under the heading “Risk Factors” beginning on page 13 in this prospectus and under similar headings in our recent Annual Report on Form 10-K for the fiscal year ended February 28, 2025, before making an investment decision. As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Company,” and “NextTrip” refer to NextTrip, Inc. and its subsidiaries.

Business Overview

NextTrip is an early-stage, technology-driven travel company developing an integrated travel booking and media platform designed to connect leisure, group and business travelers to the world. Our travel booking platform is powered by our proprietary NXT2.0 booking engine, which offers extensive inventory, supporting both travelers and distributors with a platform for curating personalized experiences and efficient trip planning and booking. We market our travel services through several core brands including NextTrip Vacations (direct-to-consumer leisure travel), Five Star Alliance (luxury and cruise bookings) and NextTrip Business (small-to-mid-sized corporate travel) and differentiate our platform through specialty features, including specialized widgets for groups (the “Groups Platform”) and travel agents (the “Travel Agent Platform”) and PayDlay, a delayed payment booking option. Complementing our booking engine are our media properties, including Journy.tv and Travel Magazine, which provide destination content that we believe will drive high-intention traffic into our booking funnel and, over time, constitute a separate high-margin advertising revenue stream.

By integrating our media properties with our travel booking platform, our ambition is to build a next-generation travel solution for consumers, allowing them to better research and explore desired travel destinations. To accomplish this, we will be using content from ours and others’ media platforms featuring travel videos, blogs and articles along with access to curated travel products from our strategic partnerships, all supported by our technology and call center agents. Upon full integration of our travel and media platforms, we believe our offers will both inspire and empower consumers to make informed choices when booking. This contrasts with the existing online travel agency (“OTA”) model that focuses on volume bookings with little to no service support.

Current Scale and Going Concern

We are in the earliest stages of commercial operations.

For the fiscal years ended February 28, 2025, and February 29, 2024, we generated aggregate revenues of approximately $0.5 million and $0.46 million, respectively, derived from travel bookings, which include the sale of travel products such as airline tickets and hotel rooms as well as travel services such as travel insurance and ground activities.

For the six months ended August 31, 2025, and August 31, 2024, we generated aggregate revenues of approximately $0.90 million and $0.34 million, respectively, derived from travel bookings, which include the sale of travel products such as airline tickets and hotel rooms as well as travel services such as travel insurance and ground activities.

Due to uncertainties regarding our ability to meet our current and future operating and capital expenses, there is substantial doubt about our ability to continue as a going concern for 12 months from the date of filing of our most recent Quarterly Report on Form 10-Q for the quarter ended August 31, 2025, which was filed with the SEC on October 15, 2025, and the report of our registered independent public accounting firm filed with our Annual Report on Form 10-Q our the fiscal year ended February 28, 2025 contains a going concern qualification.

We expect to continue to incur net losses and negative cash flows from operations for the foreseeable future as we invest in technology enhancements, supplier relationships, and marketing initiatives. Throughout this prospectus, whenever we discuss our operational achievements, ecosystem, or growth plans, you should consider that we presently have nominal revenues, limited operating history, minimal brand awareness, and will require significant additional capital to execute our business model.

NXT2.0 – Our Integrated Travel Booking Platform

At the core of our business is our proprietary, direct-to-consumer NXT2.0 travel booking engine, which has been continually enhanced and developed through a series of acquisitions of a variety of media and travel assets. NXT2.0 powers several websites, including our main leisure site, nexttrip.com, and fivestaralliance.com, our widgets for The Groups and Travel Agent Platforms, as well as providing travel booking solutions for our media hubs, Journy.tv, and travelmagazine.com. We serve both leisure and business travelers by offering them access to travel blogs, videos and concierge assistance to aid in planning travel, coupled with our proprietary booking platform for the direct purchase of flights, hotels, vacation homes, cruise, tours, and other travel products. Our content includes destination guides, maps and travel tips, designed to help travelers plan memorable trips and book those trips on our travel platform.

Development of the Platform

NextTrip (formerly Monaker Group) initially marketed alternative lodging rentals through its proprietary NXT1.0 booking engine, but in June 2022 it materially advanced its technological capabilities by acquiring the Bookit.com platform, included the Bookit.com booking engine, customer lists, all content associated with hotel and destination product in the booking engine, including pictures, hotel descriptions, restaurant descriptions, room descriptions, amenity descriptions, destination information, and source code related thereto, as well as all contracts and agreements of Bookit.com. Previously, the acquired technology powered the Bookit.com business, a well-established online leisure travel agent generating over $400 million in annual sales as recently as 2019 (pre-pandemic). Since 2022, we have been focused on the integration of Bookit.com technology, source code and application programming interfaces (APIs) into the NXT2.0 technology platform, which serves as a base for current and future technology projects as well as proprietary system enhancements and the development of additional specialized features and core brands. This is one of the key areas of focus related to integrating APIs into the NXT2.0 technology platform. This process involves first identifying travel providers, negotiating relevant contracts, obtaining API keys and agreeing to terms of use. NextTrip developers then write code to connect the APIs into the NXT2.0 platform, map and normalize the relevant data and then complete the front-end user interface integration. As part of the acquisition of the Bookit.com assets, NextTrip was afforded access to approximately 250 third-party travel suppliers with previously developed APIs that gave Bookit.com access to these significant travel products. Although the relevant contracts were terminated when Bookit.com was closed during the COVID-19 pandemic, NextTrip acquired all the data, tools and APIs to re-approach such travel providers for a seamless re-launch of previously existing product offerings, which is helping to accelerate NextTrip’s entry into a wide range of markets. It would have been very difficult and costly for NextTrip, as a new and smaller player in the travel industry, to acquire such access, data and APIs to reach such a level of product offerings organically without the Bookit.com acquisition.

We launched our platform in May 2023 with limited listings. Since then, we have scaled by adding strategic product suppliers resulting in over four million hotel properties, vacation rental homes and cruise products, giving NextTrip a comprehensive global leisure travel inventory base.

Travel Products and Services

As with many OTAs or booking engines in the travel industry, a travel booking platform is the technological foundation of the business. NextTrip’s travel-product strategy relies on the NXT2.0 booking engine, whose commercial viability depends on a mix of higher-margin direct contracts and lower-margin, third-party API inventory which broadens the platform’s reach. The Company’s principal objective is to negotiate fixed-base-pricing agreements that confer pricing control and margin optimization; these contracts permit the Company to deploy competitively priced promotions while preserving profitability. Early initiatives have concentrated on hotel and vacation suppliers, including the April 3, 2025 agreement under which NextTrip became the exclusive booking engine for Intimate Hotels of Barbados, a consortium of more than 35 independent properties.

This flexibility affords us the opportunity to run specials on travel offerings that are highly competitive, but we will require additional funding to support comprehensive marketing and awareness campaigns to attract new customers. Until this happens, we are working to target customers with low dollar marketing campaigns in the leisure travel space, as well as pursuing strategic partnerships and specialized travel offerings (e.g. Groups Platform), while maintaining competitiveness within our marketplace through adjustment of pricing.

To supplement and scale its proprietary content, NextTrip has layered in third-party inventory through API integrations, thereby furnishing users with comprehensive, one-stop access to more than four million hotels, vacation rentals, cruises, and activity products worldwide. This phase commenced with the acquisition of BookIt.com and associated access to Expedia’s global hotel database and has since expanded to encompass strategic alliances with Nuitée, Global Distribution Systems, Signature Vacations, and other third-party suppliers. The Company has also strengthened its luxury and cruise offerings through the acquisition of Five Star Alliance, whose curated portfolio of over 5,000 five-star properties and 400,000 monthly site visitors, resulting in an industry coveted 4.9-star Trustpilot rating, helps enhance NextTrip’s technology-driven platform. Collectively, these integrations intend to provide the inventory depth necessary to activate NextTrip’s specialty features, facilitate cross-selling, and establish a scalable foundation for future direct-contract growth. See “Recent Developments – Acquisition of Five Star Alliance” for more details on the transaction.

The acquisition of TA Pipeline in August 2025 represents a significant milestone in NextTrip’s expansion of its Groups and MICE (Meetings, Incentives, Conferences, Exhibitions) vertical, an area with strong growth potential and margin contribution. TA Pipeline has established itself as a premier group-travel agency platform with deep expertise in delivering end-to-end solutions for conferences, conventions, weddings, and affinity groups, often servicing groups ranging from 50 to 5,000 travelers. Its strong relationships with suppliers, planners, and affinity partners align seamlessly with NextTrip’s vertically integrated “content-to-commerce” ecosystem, providing:

●	High-Value Customer Base: The acquisition expands NextTrip’s reach into large group travel organizers, a segment characterized by high transaction values and repeat business.
●	Technology & Synergies: By integrating TA Pipeline’s customer pipeline into NextTrip’s proprietary NXT2.0 booking technology, PayDlay financing tool, and concierge services, the Company is positioned to enhance conversion rates and drive incremental travel bookings.
●	Cross-Media Leverage: TA’s group and event-based customers will be supported by NextTrip’s media brands (JOURNY.tv, and Travel Magazine 2.0), creating new marketing opportunities and accelerating NextTrip’s dual revenue model of advertising and travel bookings.

The TA Acquisition exemplifies the Company’s “buy-and-build” strategy of acquiring complementary assets that are accretive to revenues and synergistic with NextTrip’s broader vision of redefining how consumers and organizations discover, plan, and book travel. See “Recent Developments – Acquisition of TA Pipeline” for more details on the transaction.

NextTrip’s offerings include a mixture of direct contracts and third-party API content which span leisure and business travel, alternative lodging, wellness travel, and media solutions, engaging customers throughout their travel journey with both individual and packaged options. Such product offering highlights include:

●	NextTrip Leisure – A robust booking engine providing customized vacation packages, flights, hotels, tours, wellness vacations, cruise and group travel options.

●	NextTrip Luxury & Business – Five Star Alliance provides access to over 5,000 luxury hotel properties worldwide featuring booking, expense reporting, concierge services, and 24/7 support.

●	NextTrip Cruises – a fully integrated cruise booking engine providing access to over 10,000 sailings and 35 cruise partners. Travelers benefit from exclusive pricing, concierge service, and bundled packages that include transfers, pre- and post-cruise stays, and expert travel support.

●	NextTrip Solutions – A suite for product management and white-label solutions, including property management, vacation rentals, and a portal to support travel agents – the Travel Agent Platform.

●	NextTrip Media – Travel Magazine and Journy.tv, offering travelers inspiration and information through articles, videos, and immersive digital experiences. This will include personalized travel content for users to explore and share with friends and family.

NXT2.0 Platform Features

Our NXT2.0 travel booking platform at nexttrip.com offers tools for browsing and comparing flights, hotels, tours, cruises and activities. Additionally, we allow travelers to defer payments on select vacation packages with our proprietary PayDlay program. PayDlay allows travelers to purchase travel with a small deposit and make subsequent payments between purchase and the week before travel. Registered NextTrip travelers can manage bookings, receive updates on special offers, and subscribe to newsletters with travel tips and destination highlights. Security is a priority, with rigorous content screening and Payment Card Industry compliance to safeguard customer information. The platform further distinguishes itself through exclusive supplier partnerships that yield preferential rates, targeted promotions, and inventory advantages, while its robust architecture supports complex group bookings—covering conferences, conventions, and destination weddings via a specialized Groups Platform—and equips over 150 beta-testing professionals with a Travel Agent Platform that streamlines multi-passenger reservations.

As NextTrip executes its business model by increasing its inventory base and expanding key partnerships, it plans to launch a series of additional features designed to benefit its users. We intend to further integrate NextTrip’s media features with its booking system, bringing together travel content and itinerary management in one interface. The “My Journy” personalized travel-planning magazine is intended to provide editorial features, destination information, and user-specific offers based on analysis of past searches and bookings. By including this content in the booking process, NXT2.0 aims to turn browsing into bookings more efficiently and give suppliers better opportunities to promote their products. NextTrip also plans to introduce a multi-level Rewards program that gives benefits for repeat bookings, using different channels, and social interactions within the platform. A planned group chat and sharing feature will let families, friends, and corporate groups work together on itinerary changes in real time. These developmental features are designed to encourage customer loyalty and keep users engaged with NXT2.0. An AI-powered travel assistant is in development which is intended to provide recommendations, price alerts and support, offering services usually found in premium travel agencies in a digital format. Following the initial launch of the Travel Agent Platform, NextTrip is continuing development on new tools for travel agents. With new product options like cruises, wellness retreats, and extra experiences, NXT2.0 aims to attract more leisure and business travelers. These updates are intended to boost user engagement, speed up bookings, and increase customer value, while giving NextTrip a competitive edge through technology and personalized data.

NextTrip Integrated Media Solutions

In addition to the key features, robust inventory, and focus on underserved market opportunities like groups and travel agent bookings, a key differentiator benefiting the growth and development of our NXT2.0 booking engine is our media strategy which, when fully integrated with NXT2.0, is intended to offer a comprehensive travel and media ecosystem designed to guide and support consumers throughout their travel experience from inspiration to booking, to travel to sharing the journey on social media.

NextTrip, Inc. | 2025

A Full Funnel Ecosystem

Inspiration
Dreaming
Research
Planning
Booking
Anticipation
Travel
Memories
Sharing Experience
Awareness
Consideration
Conversion
Experience
Brand Loyalty
JOURNY
NextTrip
FIVE STAR ALLIANCE
TA PIPELINE
GROUPS MADE EASY
TRAVEL MAGAZINE
TRAVEL MAGAZINE

Built for Inspiration, Exploration and Booking

NextTrip leverages its media brands—TravelMagazine.com and Journy.tv—as strategic tools to generate travel bookings by integrating content, marketing, and booking technology as well as to generate advertising revenues for third-party content. The strategy includes generating content marketing and inspiration, integrating booking opportunities into that content and generating feedback from such advertising data to better target and identify travel interests and intent, which is intended to lead to growing brand trust and authority and future partnerships and opportunities for sponsored advertising content.

By combining engaging travel content with seamless booking technology and targeted marketing, NextTrip’s media brands serve as both inspiration engines and direct booking channels. This holistic approach helps capture travelers at every stage of the decision-making process, ultimately driving more bookings through the NXT2.0 platform and independent advertising revenue.

Key media brands and partnership include:

●	Travel Magazine – TravelMagazine.com is our media hub. It is an online travel publication that provides articles, guides, tips, and inspiration for travelers. Coming soon is “My Bucket List,” a platform where travelers can create and share personalized travel lists, supported by booking features and local insights.

●	Journy.tv – In April 2025, we acquired Journy.tv, a Free Ad-Supported Streaming TV (“FAST”) Channel that specializes in travel, adventure, and culture-focused content. In July 2025, we merged Compass.tv, our AVOD (Advertising-based Video on Demand) platform designed to provide streaming television content, into Journy.tv to create a unified offering of both FAST and VOD assets.

●	Promethean – Promethean is our proprietary interactive video overlay platform which is intended to drive ad revenue and facilitate content-to-commerce integration.

●	Leap Media – In December 2024, NextTrip announced its collaboration with Leap Media Group, a respected leader with over 35 years in TV advertising, media planning and buying, to support the launch of advertising on Journy.tv by delivering branded entertainment content and advertising seamlessly across its platform.

●	Blue Fysh – In February 2025, the Company and Blue Fysh Holdings Inc. (“Blue Fysh”) entered into a share exchange agreement creating minority ownership positions between the entities, as part of their mutual efforts to work together to expand each company’s business opportunities. See “Recent Developments – Blue Fysh Share Exchange” for more details on the transaction.

The strategic partnership between NextTrip and Blue Fysh is intended to focus on:

●	Expanded audience reach integrating NextTrip’s FAST Channel (Journy.tv), media platform (TravelMagazine.com), and travel products platform (NextTrip.com) with Blue Fysh’s expertise in digital OOH solutions throughout North America;

●	Increased advertising revenue by leveraging their combined media assets, to enhance their ability to broaden reach, deployment, and higher expected advertising fees, providing greater value to advertisers and stakeholders;

●	Enhanced sales efforts with NextTrip utilizing Blue Fysh’s strategic sales relationships to contribute advertising sales across NextTrip’s media platforms; and

●	Increased Brand Awareness as a result of Blue Fysh’s media relationships and digital displays to help create flash marketing campaigns to raise awareness of NextTrip and highlight NextTrip’s travel products and services as well as its media properties, Journy.tv and Travel Magazine.

Revenue Strategy and Development of an Integrated Travel and Media Ecosystem

NextTrip’s revenue strategy and business model focuses on integrating its Media and Travel divisions, offering users a comprehensive ecosystem designed to guide and support them throughout the travel experience. Presently, NextTrip generates revenue through two core methods: travel bookings and advertising revenue.

Travel Bookings and Related Services

NextTrip, like many OTAs and travel platforms, can generate revenue through a variety of channels. The specific mix depends on the continued development of our platform, execution of our business model, partnerships, and the types of services we offer at any given time.

Product sales are generally structured either: (1) as a set commission on the sale of a travel product whereby the supplier or wholesaler controls the pricing (as is the case with the majority of Five Star Alliance products), or (2) through a direct, negotiated contract between product supplier and the Company (as is the case with the majority NextTrip’s products) which allows the Company to set its own retail pricing based upon market forces and a need to maintain a markup above its fixed cost. Commission-based travel products are generally lower margin than directly negotiated travel products.

The flexibility of directly negotiated contracts affords the Company the opportunity to both run specials that are highly competitive but result in low margins, or to simply adjust pricing to maintain competitiveness within its market. Key factors that affect revenues and profitability include competitive market pressures from other travel suppliers and distributors, variable contract terms, marketing budget to create awareness, and seasonality.

Leisure travel bookings currently generate the majority of our nominal revenues. This includes the sale of travel products such as airline tickets, hotel rooms, and cruises as well as travel services such as travel insurance and ground activities. While we believe this revenue can be accelerated with an enhanced marketing budget, management has largely focused on supplements to its travel offerings by including travel technology products such as our Travel Agent and Groups Platforms.

Additionally, offering concierge-level customer support, trip planning assistance or other premium features can provide peace of mind and added convenience and may result in premium service fees added to the cost of booking, which represents direct revenue for NextTrip.

Advertising

The Company is building its own media and advertising ecosystem through Travel Magazine, and Journy.tv. These media platforms are designed to allow users to explore and educate themselves on travel. The revenue strategy in the media division is two-pronged: (1) as the number of viewers/users grows, it drives the advertising rates the Company can charge third-parties to promote travel products and services to our audience and (2) outside of the direct advertising dollars generated from our media platforms which are expected to become a key driver of higher margin revenue than those earned from travel product sales, but as the audience grows it will provide additional opportunities for NextTrip to promote its own travel offerings to highly targeted viewers, thus lessening the need for spending significant marketing dollars through other mediums to attract consumers.

To drive this initiative, the Company has entered into partnerships with Travel Spike and Leap Media Group, respected leaders in the travel category with decades of experience in TV advertising, media planning and buying. Journy.tv is now equipped to deliver branded entertainment content and advertising seamlessly across its platform, supported by targeted media strategy designed to optimize revenue well delivering high quality content to travel enthusiasts.

Development of Integrated Revenue Model – Strategy and Current Status

As the Company is still in the developmental phase of its commercial operations and has thus far realized only nominal revenues, the successful execution of our business strategy is predicated upon our capacity to broaden and deepen our supplier base, cultivate and maintain a robust customer network, and obtain adequate financing to underwrite our marketing initiatives and continued product development. There can be no assurance that we will be able to accomplish any of these objectives.

NextTrip is in the early stages of development and roll out of its comprehensive travel and media model. While the products introduced to date (See above “NXT2.0 Platform Features – Existing Features”) are now functional and responsible for the current, nominal revenue generation of the Company, the corresponding revenue streams are currently both small and unpredictable relative to the established travel industry leaders.

While our core marketing initiatives have been handicapped due to budget constraints, we have undertaken limited promotions focused on higher margin products, in sought after vacation regions like Mexico and the Caribbean. Recognizing these marketing budget restraints, we focused our efforts on expanding our product offering globally with major suppliers, including Expedia and Nuitée, among others. Management believes this was a critical step to allow for the launch and promotion of specialty travel services like NextTrip’s Groups Platform (i.e. destination weddings, conferences and conventions), NextTrip Travel Agents Platform and business-focused travel offerings. These types of programs require unique technologies, broad global inventory offerings, and specialized servicing. Key to this development is the fact that the platforms fall outside of the typical OTA business model, thereby justifying the supply of travel products from large OTAs, which in turn supports our platforms while being mutually beneficial to both parties.

Our ability to capitalize on existing travel technology platforms is severely restricted due to the lack of funding to drive marketing programs. Enhancements to the existing platforms along with the introduction of new programs under development (See above “NXT2.0 Platform Features – Features in Development”) are needed to complete the model. The timeline to complete these programs is dependent upon our ability to raise capital; however, we believe that most programs can be delivered within 180 days of obtaining such necessary funding. Once fully functioning, we believe the model will deliver accelerated growth as its “conversion technology” focuses on underserved areas in the travel sector utilizing platforms (i.e. PayDlay, Groups bookings and Travel Agents) that are not well serviced by the major travel industry leaders. Additionally, we have introduced engagement and media solutions (i.e. Journy.tv and Travel Magazine), allowing users to better plan future travel. We believe a natural extension of providing users with media solutions to assist with travel planning will further the development and growth of a NextTrip ecosystem. This ecosystem is expected to assist NextTrip in reducing external marketing expenditures while creating a new revenue channel from targeted and timely advertising designed to assist users in their travel planning. Upon completion of the NextTrip model, the Company expects to drive revenues from travel solutions outside of the focus of major travel competitors as highlighted in the table above.

The Company has also engaged Save Your Day Films, a London-based production company celebrated globally for award-winning factual programming and captivating travel content, as an in-house production partner to deliver exclusive content as part of Media strategy, driving traffic, cross-promotional opportunities and licensing revenues.

Risks Associated with Our Business

Our revenue is derived from the global travel industry, and a prolonged or substantial decrease in global travel, particularly air travel, could adversely affect our operating results.

We need additional capital, which may not be available on commercially acceptable terms, if at all, which raises questions about our ability to continue as a going concern.

We are not profitable and may never become profitable.

We have outstanding indebtedness, which could adversely affect our business and financial condition.

If distributors are unable to drive customers to our websites and/or we are unable to drive visitors to our websites, from search engines or otherwise, this could negatively impact transactions on the websites of our distributors as well as our own websites and consequently cause our travel revenue to decrease.

Unfavorable changes in, or interpretations of, government regulations or taxation of the evolving product offerings, Internet and e-commerce industries could harm our travel division operating results.

If we are not able to maintain and enhance our NextTrip brand and the brands associated with each of our platforms, our reputation and business may suffer.

Our long-term success depends, in part, on our ability to expand traveler bases outside of the United States and, as a result, our business is susceptible to risks associated with international operations.

The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors.

If we are unable to introduce new or upgraded products, services or features that distributors, travelers or agents recognize as valuable, we may fail to: drive additional travelers to our websites, retain existing distributors, and/or attract new distributors. Our efforts to develop new and upgraded services and products could require us to incur significant costs.

We are exposed to fluctuations in currency exchange rates.

If we fail to protect confidential information against security breaches, or if distributors or travelers are reluctant to use our online marketplace because of privacy or security concerns, we might face additional costs, and activity on our websites could decline.

Cyber-attacks and system vulnerabilities could lead to sustained service outages, data loss, reduced revenue, increased costs, liability claims, or harm to our competitive position.

If our systems cannot cope with the level of demand required to service our consumers and accommodations, we could experience unanticipated disruptions in service, slower response times, decreased customer service and customer satisfaction, and delays in the introduction of new services.

Loss or material modification of our credit card acceptance privileges could have a material adverse effect on our business and operating results.

We currently rely on a small number of third-party service providers to host and deliver a significant portion of our services, and any interruptions or delays in services from these third parties could impair the delivery of our services and harm our business.

If we do not adequately protect our intellectual property, our ability to compete could be impaired.

We may be subject to claims that we violated intellectual property rights of others, which are extremely costly to defend and could require us to pay significant damages and limit our ability to operate.

If the businesses and/or assets that we have acquired or invested in do not perform as expected or we are unable to effectively integrate acquired businesses, our operating results and prospects could be harmed.

Failure to obtain adequate insurance coverage could put us at risk for uninsured losses.

We are dependent on key personnel, and the loss of any of these individuals could harm our business.

Our Bylaws contain provisions for indemnifying our officers and directors.

Our operating costs could be significantly higher than we expect, and this could reduce our future profitability.

Risks Related to Our Securities

The price of our securities is subject to volatility related or unrelated to our operations, which could result in substantial losses for our stockholders.

We could be subject to securities class action litigation.

Historically, there has been a limited trading market in our common stock, and you may therefore have difficulty selling your securities at a price that you determine is satisfactory.

If we are unable to comply with the continued listing requirements of the Nasdaq Capital Market, our common stock could be delisted, which could affect our common stock’s market price and liquidity and reduce our ability to raise capital.

You may experience significant dilution as a result of future equity offerings or the conversion of outstanding shares of our convertible preferred stock.

Our outstanding warrants may result in further dilution to our stockholders.

We do not intend to pay dividends on our common stock, and your ability to achieve a return on your investment will depend on appreciation in the market price of our securities.

If securities or industry analysts do not publish research or reports about us, or if they issue adverse or misleading opinions regarding us or our securities, the market price of our securities and their trading volume could decline.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

If we fail to maintain effective internal control over financial reporting, the market price of our securities may be adversely affected.

Provisions in our Charter and Bylaws could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

We could issue one or more additional series of shares of preferred stock with the effect of diluting existing stockholders and impairing their voting and other rights.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, with respect to any of our securities, you should carefully consider the information set forth in this prospectus, including under the heading “Risks Associated with our Business” and in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K or the Definitive Proxy Statement for our 2025 Annual Meeting on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future

The risks included in this prospectus, the applicable prospectus supplement and the documents we have incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. The occurrence of any of these risks could materially adversely affect our business, financial condition, results of operations and prospects. As a result, the value of our securities could decline and you could lose part or all of your investment therein. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operation. For more information, see “Information Incorporated by Reference” in this prospectus.

THE SECURITIES WE MAY OFFER

We may offer shares of Common Stock and Preferred Stock, various series of debt securities, rights to purchase shares of Common Stock and Preferred Stock, and/or warrants to purchase any such securities, either individually or in combination, up to a total dollar amount of $75,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectuses, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important U.S. federal income tax considerations.

Any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE BY US OF OUR SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment or other options, if any; and

●	the net proceeds to us.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any related free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, research and development costs, capital expenditures, and general corporate purposes, funding future acquisition of other companies, purchasing other assets or lines of business, repurchasing Common Stock, or for any other purpose we describe in the applicable prospectus supplement. We have not determined the amounts we plan to spend on any of these areas or the timing of these expenditures. As a result, our management will have broad discretion regarding the application of the net proceeds from the sale of securities described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the Common Stock, which does not purport to be complete and is summarized from, and is qualified in its entirety by reference to, our Articles of Incorporation, and Bylaws, to which you should refer and copies of which are incorporated herein by reference as Exhibits 3.1 and 3.2, respectively, and to the registration statement on Form S-3 of which this prospectus forms a part. The summary below is also qualified by provisions of applicable law, including the Nevada Revised Statutes.

Common Stock

We are authorized to issue up to a total of 250,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights.

Further, holders of our common stock have no pre-emptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available. Each outstanding share of our common stock is, and all shares of common stock to be issued in this offering when they are paid for, will be fully paid and non-assessable.

The holders of one-third of the voting power of the outstanding shares of our stock outstanding, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. Except in regards to proposals that require the approval of a majority of the issued and outstanding shares, if a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, will be able to issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock.

Our board of directors will fix the designations, voting powers, rights, preferences and privileges of each series, as well as the qualifications, limitations or restrictions thereof, of the Preferred Stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock we are offering before the issuance of that series of Preferred Stock. This description will include:

●	the title and stated value;

●	the number of shares being offered;

●	the liquidation preference per share;

●	the purchase price per share;

●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the Preferred Stock on any securities exchange or market;

●	whether the Preferred Stock will be convertible into Common Stock, and the conversion rate or conversion price, or how they will be calculated, and the exchange period;

●	voting rights, if any, of the Preferred Stock;

●	preemption rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the Preferred Stock;

●	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	the limitations on issuances of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the Preferred Stock.

Upon issuance, the shares of Preferred Stock will be fully paid and non-assessable.

Series E Convertible Preferred Stock

Under the Certificate of Designations of the Series E Preferred Stock, the shares of the Company’s preferred stock as Series E Convertible Preferred Stock (the “Series E Preferred”) have an initial stated value of $1,500 per share (the “Stated Value”). Dividends at the initial rate of 9% per annum will accrue and, on a monthly basis, shall be payable in kind by the increase of the Stated Value of the Series E Preferred by said amount. The holders of shares of the Series E Preferred have the right at any time to convert all or a portion of the Series E Preferred (including, without limitation, accrued and unpaid dividends and make-whole dividends through the third anniversary of the closing date) into shares of the Company’s common stock at an initial conversion rate determined by dividing the Conversion Amount by the conversion price ($0.13 above the consolidated closing bid price for the trading day prior to the execution of the related stock purchase agreement). The Conversion Amount is the sum of the Stated Value of the shares of Series E Preferred then being converted plus any other unpaid amounts payable with respect to the Series E Preferred being converted plus the “Make Whole Amount” (the amount of any dividends that, but for the conversion, would have accrued at the dividend rate for the period through the third anniversary of the initial issuance date). The Conversion Rate is also subject to adjustment for stock splits, dividends recapitalizations and similar events.

Series H Convertible Preferred Stock

On January 26, 2024, the Company filed a Certificate of Designation of Series H Convertible Preferred Stock (the “Series H Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 150,000 shares of the Company’s preferred stock as Series H Preferred Stock, par value $0.001 per share (the “Series H Preferred”).

The terms and conditions set forth in the Series H Certificate of Designation are summarized below:

Ranking. The Series H Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series H Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Company’s Charter or as otherwise required by the Nevada Revised Statutes, holders of Series H Preferred are entitled to vote with the holders of outstanding shares of Company common stock, voting together as a single class, with respect to all matters presented to the Company’s stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of common stock into which the Series H Preferred held by such holder is convertible. The Company may not, without the consent of holders of a majority of the outstanding shares of Series H Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series H Preferred or alter or amend the Series H Certificate of Designation, (ii) amend its Charter or other charter documents in any manner that adversely effects any rights of the holders of the Series H Preferred, or (c) enter into any agreement with respect to the foregoing.

Conversion. On such date that the Company amends its Charter to increase the number of shares of common stock authorized for issuance thereunder, to at least the extent required to convert all of the outstanding Series H Preferred, each outstanding share of Series H Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Series H Conversion Ratio”).

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series H Preferred will be entitled to participate, on an as-converted-to-common stock basis calculate based on the Series H Conversion Ratio, with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

Anti-Takeover Provisions of our Articles of Incorporation and our Bylaws

Certain provisions of our articles of incorporation and bylaws contain provisions that could have the effect of delaying or discouraging another party from acquiring control of us. These provisions, which are summarized below, are designed to discourage certain types of takeover proposals that are considered coercive or inadequate. These provisions are also intended to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those that may be priced at a premium above the market price of our common stock, because, among other reasons, we may be able to improve the terms of any such proposals by negotiation.

Our articles of incorporation and bylaws include the following provisions:

● a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

● no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

● the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

● the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

● the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

● the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our articles of incorporation and bylaws regarding the election and removal of directors;

● a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

● the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

● advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions could discourage a potential acquirer from acquiring NextTrip, Inc. or otherwise attempting to obtain control and increase the likelihood that its incumbent directors and officers will retain their positions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation.

The Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “NTRP”.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in the prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

The indenture would not limit the amount of debt securities that we may issue under it. Debt securities issued under the indenture may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal on a particular series of debt securities is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the debt securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of a particular series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

●	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, and premium, if any, and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the material U.S. federal income tax considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (“DTC” or the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Legal Ownership of Securities” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. See the section of this prospectus entitled “Legal Ownership of Securities” for more information.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

●	we are the surviving corporation or the successor person (if other than NextTrip, Inc.) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing; and

●	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

An “event of default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or NextTrip, Inc. and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of NextTrip, Inc.; or

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any default or event of default within 30 days of becoming aware of the occurrence of such default or event of default, which notice will describe in reasonable detail the status of such default or event of default and what action we are taking or propose to take in respect thereof.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or event of default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the Depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment would:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default or event of default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of, or premium or interest on, any debt security payable in a currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of the holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of the Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of cash and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, cash and/or government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide cash in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (a “covenant defeasance”).

The conditions include:

●	depositing with the trustee cash and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, cash and/or government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide cash in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.

The indenture provides that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture provides that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture further provides that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture further provides that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of Common Stock or Preferred Stock or for the purchase of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. If a series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent, we will so specify in the applicable prospectus supplement.

The following summary of the material terms of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all of the provisions of the warrants and any warrant agreement applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrants and any warrant agreements that contain the terms of the warrants.

The material terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of Common Stock or Preferred Stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon exercise;

●	a summary of the terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Preferred Stock purchasable upon exercise of warrants to purchase Preferred Stock as set forth in the certificate of designations for such series of Preferred Stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants;

●	the date, if any, on and after which the warrants and the related debt securities, Preferred Stock or Common Stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the material U.S. federal income tax consequences applicable to the warrants; and

●	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or received dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of NextTrip, Inc.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of Preferred Stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Common Stock or Preferred Stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Stock or Preferred Stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or Preferred Stock, if any.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file each unit agreement as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	the material U.S. federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As discussed below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in book-entry securities will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name”. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether or how the holders contact the indirect holders is the responsibility of the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any intermediary.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be the responsibility of the investor. Investors must consult their own banks or brokers to learn how to have their interests in securities transferred to their own names so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities offered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Common Stock issued by us under this prospectus will be listed on The Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has issued an opinion regarding certain legal matters relating to the issuance of the securities offered by this prospectus on behalf of NextTrip, Inc. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of NextTrip, Inc. appearing in NextTrip, Inc.’s Annual Report on Form 10-K for the fiscal year ended February 28, 2025 have been audited by Haynie & Company, an independent registered public accounting firm, as stated in their report thereon, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may access the registration statement of which this prospectus forms a part by visiting http://www.sec.gov.

We also maintain a website at www.sacksparente.com, through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus information that we have filed with the SEC under the Commission File No. 001-38015. This means we can disclose important information to you without actually including the specific information in this prospectus by referring you to SEC filings that contain that information. The information incorporated by reference is considered to be a part of this prospectus, provided that it will be automatically updated and superseded by information that we file later with the SEC. This prospectus incorporates by reference the documents listed below:

●	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2025 as filed with the SEC on May 29, 2025;

●	Our Quarterly Reports on Form 10-Q, as filed with the SEC on July 15, 2025 and October 15, 2025.;

●	Our Current Reports on Form 8-K filed with the SEC on June 23, 2025; June 30, 2025; July 15, 2025; July 17, 2025; August 12, 2025; September 15, 2025; September 18, 2025; October 14, 2025; October 15, 2025; November 5, 2025; and November 19, 2025

●	Our Proxy Statement on Form 14A, as filed with the SEC on October 1, 2025;

●	the description of the Common Stock incorporated by reference to our Registration Statement on Form 8-A that was filed with the SEC on February 14, 2017, including any amendment or report filed for the purpose of updating such description, and Exhibit 4.23 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2025; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request to us may be made by writing or telephoning our Investor Relations department at the following address and telephone number:

1560 Sawgrass Corporate Parkway, Suite 400

Sunrise, Florida 333323

(954) 526-9688

You may also access these documents on our website, www.nexttrip.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Up to $6,500,000

Common Stock

PROSPECTUS SUPPLEMENT

Titan Partners

August 31, 2026